Exhibit 10.45

THE KRAFT HEINZ COMPANY
2020 OMNIBUS INCENTIVE PLAN
20__ DEFERRED STOCK AWARD AGREEMENT
Unless defined in this award agreement (together with all exhibits and appendices attached thereto, this “Award Agreement”), capitalized terms will have the same meanings ascribed to them in The Kraft Heinz Company 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
Subject to your acceptance of this Award Agreement, you are hereby being granted an award of Deferred Stock (the “Deferred Stock”) as of the Grant Date set forth below (the “Grant Date”). Each share of Deferred Stock is a bookkeeping entry representing the right to receive one (1) share of The Kraft Heinz Company’s (the “Company”) common stock (the “Shares”) on the following terms and subject to the provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the provisions of the Plan and this Award Agreement, the provisions of the Plan will govern.

Number of Shares of Deferred Stock:	_______________
Grant Date:	_______________
Vesting Date:	Fully vested as of the Grant Date
Settlement Date:
Six months following the date that your Service terminates for any reason (but only if your termination of Service constitutes a “separation from service” within the meaning of Section 409A of the Code (“Section 409A”)).

By agreeing to this Award Agreement, you agree that the Deferred Stock is granted under and governed by the terms and conditions of this Award Agreement (including, without limitation, the terms and conditions set forth on Exhibit A) and the Plan.

Agreed and Accepted:

Signature:
_____________________

Name:
________________________

Date:
_________________________

EXHIBIT A
TERMS AND CONDITIONS OF THE
DEFERRED STOCK
Rights as a Stockholder
Until such time as the Shares are delivered to you (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), you will have no right to vote or receive dividends or any other rights as a shareholder with respect to such Shares, notwithstanding the award of the Deferred Stock.
Shares due to you upon settlement of the Deferred Stock will be delivered in accordance with the provisions of the section below titled “Settlement of Vested Deferred Stock.” However, no Shares will be delivered pursuant to the settlement of the Deferred Stock prior to the fulfillment of all of the following conditions: (i) you have complied with your obligations under this Award Agreement and the Plan, (ii) the delivery of such Shares complies with applicable law, (iii) full payment (or satisfactory provision therefor) of any Tax-Related Items (as defined below), (iv) the admission of the Shares to listing on all stock exchanges on which the Shares are then listed, (v) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission (the “Commission”) or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, or if the offering of the Shares is not so registered, a determination by the Company that the issuance of the Shares would be exempt from any such registration or qualification requirements, (vi) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable and (vii) the lapse of any such reasonable period of time following the date the Deferred Stock becomes payable as the Committee may from time to time establish for reasons of administrative convenience, subject to compliance with Section 409A.
Dividend Equivalents
If while the Deferred Stock are outstanding the Board declares a cash dividend on the Company’s common stock, you will be entitled to Dividend Equivalents on the dividend payment date established by the Company equal to the cash dividends payable on the same number of Shares as the number of Shares subject to this Deferred Stock award on the dividend record date established by the Company. Any such Dividend Equivalents will be in the form of additional Deferred Stock, will be subject to the same terms as the underlying Deferred Stock, and will be delivered at the same time and in the same manner as the underlying Deferred Stock originally subject to this award. The number of additional shares of Deferred Stock credited as Dividend Equivalents on the dividend payment date will be determined by dividing (i) the product of (A) the number of Shares subject to your outstanding Deferred Stock award as of the corresponding dividend record date (including any Deferred Stock previously credited as a result of prior payments of Dividend Equivalents) and (B) the per-Share cash dividend paid on the dividend payment date, by (ii) the per-share Fair Market Value of the Shares on the dividend payment date, rounded up or down to the nearest whole share.
Settlement of Deferred Stock
The Company will issue and deliver to you, or, as applicable, the personal representative of your estate, the number of Shares subject to the Deferred Stock award (as adjusted for any Dividend Equivalents). Such delivery of Shares will occur on or as soon as practicable following the “Settlement Date” set forth in this Award Agreement (and no later than sixty (60) days following the Settlement Date).

Effect of a Change in Control
The treatment of the Deferred Stock upon a Change in Control shall be governed by the Plan.
Taxes
You acknowledge that the ultimate liability for any or all income tax, social security or insurance, payroll tax or fringe benefits tax (“Tax-Related Items”) legally due by you is and remains your responsibility and that the Company and/or its Subsidiaries or Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Deferred Stock grant, including the grant or settlement of the Deferred Stock, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or Dividend Equivalents and (ii) do not commit to structure the terms of the grant or any aspect of the Deferred Stock to reduce or eliminate your liability for Tax-Related Items.
Further, the Company is authorized to satisfy the withholding for any or all Tax-Related Items arising from the granting or payment of the Deferred Stock or sale of Shares issued in settlement of the Deferred Stock, as the case may be, by deducting the number of Shares having an aggregate value equal to the amount of the Tax-Related Items withholding due or otherwise becoming subject to current taxation. If the Company satisfies the Tax-Related Items obligation by withholding a number of Shares as described herein, for tax purposes, you shall be deemed to have been issued the full number of Shares due to you, notwithstanding that a number of Shares is held back solely for the purpose of such Tax-Related Items withholding.
Furthermore, the Company is authorized to satisfy the Tax-Related Items withholding arising from the granting or payment of this Award, or sale of Shares issued pursuant to the Award, as the case may be, by withholding from the Participant’s cash compensation payable to you by the Company.
The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent or, if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company.
Finally, you will pay to the Company and/or its Subsidiaries or Affiliates any amount of Tax-Related Items that the Company or its Subsidiaries or Affiliates may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.
No Guarantee of Continued Service
You acknowledge and agree that this Award Agreement and the transactions contemplated hereunder shall not be construed as giving you the right to continue to provide Service to the Company or its Subsidiaries. The receipt of this Award is not intended to confer any rights on you except as set forth in this Award Agreement.
Acknowledgment of Nature of Award
In accepting the Deferred Stock, you understand, acknowledge and agree that:
a.the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan and this Award Agreement;

b.the award of the Deferred Stock is exceptional, voluntary, occasional and discretionary and does not create any contractual or other right to receive future Deferred Stock awards, or benefits in lieu of Deferred Stock even if Deferred Stock has been awarded in the past;
c.all decisions with respect to future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of the Deferred Stock, the number of Shares subject to the Deferred Stock, and the settlement provisions applicable to the Deferred Stock;
d.your participation in the Plan is voluntary;
e.the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty; and
f.the Deferred Stock is subject to the terms of the Plan (including, without limitation, certain provisions regarding Adjustments, Repurchases and Transfers).
Securities Laws
By accepting the Deferred Stock, you acknowledge that U.S. federal, state or foreign securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict your right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with the Deferred Stock. You agree to comply with such securities law requirements and Company policies, as such laws and policies are amended from time to time.
Data Privacy
a.Data Collection and Usage. The Company collects, processes and uses personal data about you, including but not limited to, your name, home address, telephone number, email address, date of birth, social insurance number, Service start date, termination date, gross compensation, tax rate, account identification number for the independent stock plan service provider account, any shares of stock and your directorship held in the Company, details of all Deferred Stock or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in your favor, which the Company receives from you or your representatives (“Data”) for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the legitimate interests of the Company in administering the Plan, where our interests are not overridden by your data protection rights.
b.Stock Plan Administration Service Providers. The Company may transfer Data to one or more independent stock plan service providers, which may assist the Company with the implementation, administration and management of the Plan. Such service provider(s) may open an account for you or ask you to receive and trade shares of common stock. You may be asked to acknowledge, or agree to, separate terms and data processing practices with the service provider(s) with such agreement being a condition of participation in the Plan. Please review these terms and data processing practices carefully. If you do not agree to the independent stock plan service provider’s terms and/or data processing practices, you will not be able to participate in the Plan.
c.International Data Transfers. Please note that Data processed in connection with the Plan will be transferred from your country of residence to the United States, where the Company and its service providers are based. Your country or jurisdiction of residence may have different data privacy laws and protections than the United States. The Company will ensure that appropriate measures are in place for compliance with applicable data protection laws in relation to transfer of Data to the United States.
d.Data Retention. The Company will use your personal data only as long as necessary to implement, administer and manage your participation in the Plan and as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs your personal data for any of the above purposes, the Company will remove it from its systems.

e.Data Subject Rights. You understand that you may have a number of rights under data privacy laws in your country or jurisdiction of residence. Depending on where you are based, such rights may include the right to (i) request access or copies of personal data processed by the Company, (ii) rectification of incorrect data, (iii) deletion of personal data, (iv) restrictions on processing of personal data, (v) portability of personal data, (vi) lodge complaints with competent data protection authorities in your country or jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding these rights or to exercise these rights, you can contact the Company’s Data Privacy Team at privacy@kraftheinz.com.
Limits on Transferability; Beneficiaries
The Deferred Stock shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability to any party, or Transferred, other than by your will or the laws of descent and distribution or to a beneficiary upon your death. A beneficiary or other person claiming any rights under this Award Agreement shall be subject to all terms and conditions of the Plan and this Award Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
No Transfer to any executor or administrator of your estate or to any beneficiary by will or the laws of descent and distribution of any rights in respect of the Deferred Stock shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the Transfer and (ii) the written agreement of the Transferee to comply with the terms and conditions of this Award Agreement, to the extent applicable, as determined by the Company.
Repayment/Forfeiture
As an additional condition of receiving the Deferred Stock, you agree that the Deferred Stock and any proceeds or other benefits you may receive hereunder shall be subject to forfeiture and/or repayment to the Company (i) under the terms of the Company’s Clawback Policy, as may be amended from time to time (and such requirements shall be deemed incorporated into this Award Agreement without your consent) or (ii) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Act and Rule 10D-1 thereunder. Further, if you receive any amount in excess of what you should have received under the terms of this Award Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Committee, then you shall be required to promptly repay any such excess amount to the Company. Nothing in or about this Award Agreement prohibits you from: (i) filing and, as provided for under Section 21F of the Act, maintaining the confidentiality of a claim with the Commission, (ii) providing the Commission with information that would otherwise violate any non-disclosure agreement or obligation between you and the Company, to the extent permitted by Section 21F of the Act; (iii) cooperating, participating or assisting in a Commission investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Act. Furthermore, you are advised that you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of any Company confidential information that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)) applies that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

Section 409A
It is intended that the Deferred Stock awarded pursuant to this Award Agreement be compliant with Section 409A and the Award Agreement shall be interpreted, construed and operated to reflect this intent. Notwithstanding the foregoing, this Award Agreement and the Plan may be amended at any time, without the consent of any party, to the extent that is necessary or desirable to satisfy any of the requirements under Section 409A, but the Company shall not be under any obligation to make any such amendment. Further, the Company and its Subsidiaries and Affiliates do not make any representation to you that the Deferred Stock awarded pursuant to this Award Agreement shall satisfy the requirements of Section 409A, and the Company and its Subsidiaries and Affiliates shall have no liability or other obligation to indemnify or hold harmless you or any beneficiary, transferee or other party for any tax, additional tax, interest or penalties that you or any beneficiary, transferee or other party may incur in the event that any provision of this Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.
Entire Agreement; Modification
The Plan, this Award Agreement and, to the extent applicable, any consulting or similar agreement with the Company or its Subsidiaries or Affiliates or any separation agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, representations and agreements (whether oral or written) of the Company and/or its Subsidiaries or Affiliates and you with respect to the subject matter hereof. This Award Agreement may not be modified in a manner that adversely affects your rights heretofore granted under the Plan, except with your consent or to comply with applicable law or to the extent permitted under other provisions of the Plan.
Governing Law; Jurisdiction; Waiver of Jury Trial
This Award Agreement (together with all exhibits and appendices attached thereto) is governed by the laws of the State of Delaware, without regard to its principles of conflict of laws, and any disputes shall be settled in accordance with the Plan.
To the extent not prohibited by applicable law, each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Award Agreement (together with all exhibits and appendices attached thereto) or the Plan.
Electronic Signatures and Delivery and Acceptance
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan, including this Award Agreement, by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. The Award Agreement if delivered by electronic means with electronic signatures shall be treated in all manner and respects as an original executed document and shall be considered to have the same binding legal effect as if it were the original signed versions thereof delivered in person.
Agreement Severable
This Award Agreement shall be enforceable to the fullest extent allowed by law. In the event that any provision of this Award Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the validity, legality or enforceability of any other provision of this Award Agreement or the validity, legality or enforceability of such provision in any other jurisdiction. Any provision of this Award Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Award Agreement, and the remaining provisions contained in this Award Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Award Agreement.

Interpretation
The Committee shall have the right to resolve all questions that may arise in connection with the Award or this Award Agreement, including whether you are actively in Service. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Award Agreement shall be final, binding and conclusive. This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Award Agreement or the Plan.
Language
If you have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Acknowledgments
By signing this Award Agreement, you acknowledge receipt of a copy of the Plan and represent that you are familiar with the terms and conditions of the Plan, and hereby accept the Deferred Stock subject to all provisions in this Award Agreement and in the Plan. You hereby agree to accept as final, conclusive and binding all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement.
Appendix I
Notwithstanding any provision in this Award Agreement, if you work or reside outside the U.S., the Deferred Stock award shall be subject to the general non-U.S. terms and conditions and the additional terms and conditions for your country set forth in Appendix I. Moreover, if you relocate from the U.S. to one of the countries included in Appendix I or you move between countries included in Appendix I, the general non-U.S. terms and conditions and the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix I constitutes part of this Award Agreement.

APPENDIX I
ADDITIONAL TERMS AND CONDITIONS OF
THE KRAFT HEINZ COMPANY
2020 OMNIBUS INCENTIVE PLAN
DEFERRED STOCK AWARD AGREEMENT FOR NON-U.S. DIRECTORS
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